UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2015

INCONTACT, INC.

(Exact name of registrant as specified in its charter)

1-33762

(Commission File No.)

Delaware	87-0528557
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7730 S. Union Park Ave., Suite 500, Salt Lake City, Utah 84047

(Address of principal executive offices)

(801) 320-3200

(Registrant’s telephone number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.	Other Events

On March 23, 2015, inContact, Inc. (“inContact”) issued a press release (the “Launch Press Release”) announcing its intention to offer, subject to market and other conditions, $100 million aggregate principal amount of Convertible Senior Notes due 2022 (the “Notes”) in a transaction exempt from registration under the Securities Act of 1933, as amended.

On March 24, 2015, inContact issued a press release (the “Pricing Press Release”) announcing the pricing of its private offering of $100 million aggregate principal amount of Notes. The offering is expected to close on March 30, 2015, subject to certain closing conditions.

Copies of the Launch Press Release and the Pricing Press Release are attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	inContact, Inc. press release dated March 23, 2015.

99.2	inContact, Inc. press release dated March 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCONTACT, INC.

Date: March 25, 2015	By:	/s/ Paul Jarman
Paul Jarman, Chief Executive Officer